Exhibit 10.14

            Second Addendum to the Employment Agreement of John "JT" Thatch dated February 3, 2004.

                               SECOND ADDENDUM TO
                                      THE
                              EMPLOYMENT AGREEMENT


      This SECOND ADDEND TO THE EMPLOYMENT AGREEMENT is made and entered into as of this 3rd day of February, 2004, by and between New Millennium Media International, Inc., a Colorado Corporation (the "Corporation") and Mr. John Thatch, an individual residing in Clearwater, Florida (the "Executive").

                                WITNESSETH THAT:

      WHEREAS, the Corporation and the Executive (collectively, the "Parties") entered into an Employment Agreement (the "Employment Agreement") on November 2, 1999 for a term of three years (the "Employment Period");

      WHEREAS, the Parties entered into an Extension/Renewal of the Employment Agreement on November 18, 2002 for an additional three year term effective from January 1, 2003 through December 31, 2005 (the "Renewal Period"); and

      WHEREAS, after discussion and negotiation it is determined that the Parties desire to change an element of the Executive's compensation as stated in the Employment Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is hereby covenanted and agreed by the Corporation and the Executive as follows:

      1. Paragraph 3 (b) of the Employment Agreement between the parties hereto is deleted in its entirety and substituted therefore shall be the following:

            "3. Compensation. Subject to the terms and conditions of this Agreement, during the Employment Period, the Executive shall be compensated by the Corporation for his services as follows:

            (b) He shall receive a total of three million (3,000,000) shares of common stock in the Corporation, which does not include the conversion of any preferred stock into common stock. He shall also receive one percent (1%) of all revenue derived from any licensing fees received by the Corporation in connection with the commercialization of the OnScreen Large Scale Video Display ("OSD").

      2. In all other respects the Employment Agreement shall remain unchanged and is hereby ratified and affirmed as modified herein.


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

The effectiveness of this Second Amendment to the Employment Agreement is conditioned on dosing and funding in fall the October 16, 2003 offering for seven million two hundred thousand dollars ($7,200,000) within the terms and conditions as stated in the Memorandum of Terms, 1,600 Units that designates the specific terms and conditions for the offering (hereafter referred to as the "Offering"). Should the Offering fail to close and be fully funded for the said seven million two hundred thousand dollars ($7,200,000), then this Second Amendment to the Employment Agreement shall be void and have no effect.

      IN WITNESS WHEREOF, the Executive and the Corporation have executed this Second Addendum to the Employment Agreement as of the date first above written.

THE EXECUTIVE:



/s/ John Thatch
--------------------------------------------
Name: John Thatch


THE CORPORATION:



/s/ Mark R. Chandler
--------------------------------------------
Name: Mark R. Chandler
Its: Chief Financial Officer
For: New Millennium Media International, Inc.




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